UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 15, 2006

BPZ Energy, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-29098	33-0502730
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

580 Westlake Park Blvd., Suite 525
Houston, Texas 77079
(Address of Principal Executive Offices)

(281) 556-6200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of
                Principal Officers.

On June 21, 2006, BPZ Energy, Inc. (the “Company”) issued a press release announcing the resignation of Randall D. Keys, its Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Secretary effective June 15, 2006. Mr. Keys and the Company have no disagreements with respect to any matter, including but not limited to any accounting-related matter or policy. While the Company conducts a search for Mr. Keys’ replacement, the Company’s Corporate Controller, Edward G. Caminos, will serve as interim Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Secretary. A copy of such press release is attached as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Mr. Caminos, 43, has served as Corporate Controller of the Company since January 2005. Prior to joining the Company, Mr. Caminos served as Director Financial Reporting for the Americas Division at Duke Energy from June 2004 to January 2005. From February 2001 to May 2004, Mr. Caminos served as Financial Reporting Manager and  interim Controller for the Europe Division, prior to its sale, at Reliant Energy.

There is currently no employment agreement between the Company and Mr. Caminos. There are no family relationships between Mr. Caminos and any director or executive officer of the Company which would require disclosure under Item 401(d) of Regulation S-K and no transactions between Mr. Caminos or any of his immediate family members and the Company or any of its subsidiaries which would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
Exhibit 99.1	BPZ Energy, Inc. Press Release, dated June 21, 2006, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ ENERGY, INC. (Registrant)

Dated: June 21, 2006	By:	/ / Manuel Pablo Zuñiga-Pflücker
	Name:	Manuel Pablo Zuñiga-Pflücker
	Title:	President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Energy, Inc. Press Release, dated June 21, 2006, and furnished with this report.